Exhibit 4.2

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY OR ANY SECURITY ISSUED ON THE EXERCISE OF THIS SECURITY BEFORE [•].

Warrant Certificate No.: [•]	[•] Warrants entitling the Holder to purchase, subject to acceleration and adjustment, one Common Share for each Warrant represented hereby

WARRANT CERTIFICATE

FAR RESOURCES LTD.

Incorporated under the laws of British Columbia

THIS IS TO CERTIFY THAT, for value received, [•] of [•] (the “Holder”), is the registered holder of 100,000 common share purchase warrants (the “Warrants”). Each Warrant entitles the Holder to subscribe for and purchase one fully paid and non-assessable common share (a “Common Share”) in the capital of FAR RESOURCES LTD. (the “Company”) at any time or times prior to 4:30 p.m. (Vancouver time) on [•] (the “Expiry Date”) at a price (the “Exercise Price”) of C$[•] per Common Share upon the terms and conditions set forth in this Warrant Certificate. NOTWITHSTANDING ANY OTHER PROVISION OF THIS WARRANT CERTIFICATE, THE HOLDER MAY NOT EXERCISE ANY WARRANTS TO PURCHASE COMMON SHARES OF THE COMPANY HEREUNDER PRIOR TO [•].

The Warrants represented by this Warrant Certificate may be exercised by the Holder, in whole or in part or parts (but not as to a fractional share) by surrender of this Warrant Certificate (with the subscription form attached hereto properly completed and endorsed) to the Company at Suite 510-580 Hornby Street, Vancouver, BC, V6C 3B6 together with a certified cheque, bank draft or wire transfer (in good same day funds) payable to or to the order of the Company in full payment of the purchase price of the number of Common Shares subscribed for.

In the event of any exercise of the Warrants represented by this Warrant Certificate, certificates for the Common Shares so purchased will be delivered to the Holder within five (5) business days after the Warrants represented by this Warrant Certificate have been so exercised, provided that if the Common Shares are to be issued to a person other than the Holder, the Holder’s signature on the subscription form attached hereto shall be guaranteed by an eligible guarantor institution with membership in an approved signature guarantee medallion program and the Holder shall pay to the Company all applicable transfer and similar taxes and the Company shall not be required to issue or deliver certificates evidencing the Common Shares unless or until the Holder shall have paid the Company the amount of such taxes or shall have proved to the satisfaction of the Company that such taxes have been paid or that no taxes are due. If the Holder is not exercising all Warrants represented by this Warrant Certificate, the Holder shall, unless this Warrant Certificate has expired, be entitled to receive, within five (5) business days after such exercise, a new Warrant Certificate representing the number of Common Shares, if any, with respect to which the Warrants represented by this Warrant Certificate have not been exercised.

Upon exercise, Warrants so exercised will be void and of no value or effect.

The Company covenants and agrees that all Common Shares which may be issued upon the exercise of the Warrants represented by this Warrant Certificate will, upon issuance, be fully paid and non-assessable and free of all liens, charges and encumbrances. The Company further covenants and agrees that during the period within which the Warrants represented by this Warrant Certificate may be exercised, the Company will at all times have authorized and reserved a sufficient number of Common Shares to provide for the exercise of the rights represented by this Warrant Certificate.

The Warrants and the Common Shares deliverable upon exercise thereof have not been registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or the securities laws of any state of the United States.

The Warrants may not be exercised by or on behalf of a U.S. Person or a person in the United States unless the Warrants and the Common Shares issuable upon exercise of the Warrants have been registered under the U.S. Securities Act and the applicable securities laws of any such state or an exemption from such registration requirements is available. “United States” and “U.S. Person” are as defined by Regulation S under the U.S. Securities Act.

THE FOLLOWING TERMS AND CONDITIONS FORM PART OF THIS WARRANT CERTIFICATE

1.	In this Warrant Certificate, the following phrases and words have the respective meanings indicated opposite them as follows:

“Common Shares” means common shares in the capital of the Company;

“CSE” means the Canadian Securities Exchange;

“Current Market Price” in respect of a Common Share at any date means the price per share equal to the weighted average price at which the Common Shares have traded on the CSE for any 15 consecutive Trading Days selected by the Company commencing not more than 30 Trading Days before such date, or, if the Common Shares are not listed on the CSE, on any other stock exchange on which the Common Shares are then listed as may be selected by the directors of the Company, or, if the Common Shares are not listed on any stock exchange, then on the over-the-counter market with the weighted average price per Common Share being determined by dividing the aggregate sale price of all Common Shares sold on said exchange or market, as the case may be, during the said 15 consecutive Trading Days by the aggregate number of Common Shares so sold or, if not traded on any recognized market or exchange, as determined by the directors of the Company, acting reasonably and in good faith;

“Exchange Basis” means, as at any time, the number of Common Shares which the Holder is entitled to receive upon the exercise of the Warrants represented by this Warrant Certificate and which, as at the date hereof, is equal to one Common Share per Warrant;

“Principal Securities Exchange” means any United States or Canadian national stock exchange or automated inter- dealer quotation system upon which the Common Shares are listed or quoted from time to time and which forms the primary trading market for the Company Shares; and

“Trading Day”, with respect to any stock exchange or over-the-counter market, means a day on which shares may be traded through the facilities of such stock exchange or in such over-the-counter market and otherwise means a day on which shares may be traded through the facilities of the Principal Securities Exchange on which the Common Shares are then listed (or if the Common Shares are not then listed on any stock exchange, then in the over-the-counter market).

The Exercise Price and the Exchange Basis will be subject to adjustment from time to time in the events and in the manner provided as follows:

(a)	If and whenever at any time after the date hereof and prior to the Expiry Date the Company proposes to:

(i)	issue Common Shares, or securities exchangeable for or convertible into Common Shares, to all or substantially all the holders of the Common Shares as a stock dividend or other distribution (other than pursuant to this Warrant Certificate and the exercise of directors’, officers’, employees’ or service providers’ stock options granted under the Company’s stock option plan);

(ii)	subdivide, redivide or change its then outstanding Common Shares into a greater number of shares; or

(iii)	reduce, combine or consolidate its then outstanding Common Shares into a lesser number of shares,

(any of such events in these clauses (i), (ii) or (iii) being called a “Common Share Reorganization”), then the Exchange Basis will be adjusted effective immediately after the effective date of, or the record date at which the holders of Common Shares are determined for the purpose of, the Common Share Reorganization by multiplying the Exchange Basis in effect immediately prior to such effective date or record date by a fraction:

(A)	the numerator of which will be the number of Common Shares outstanding immediately after giving effect to such Common Share Reorganization (including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of Common Shares that would have been outstanding had such securities been exchanged for or converted into Common Shares on such effective date or record date, assuming in any case where such securities are not then convertible or exchangeable but subsequently become so, that they were convertible or exchangeable on the effective date or record date on the basis upon which they first become convertible or exchangeable); and

(B)	the denominator of which will be the number of Common Shares outstanding on such effective date or record date before giving effect to such Common Share Reorganization,

The resulting product, adjusted to the nearest 1/100th, will thereafter be the Exchange Basis until further adjusted as provided in this section.

To the extent that any adjustment in the number of Common Shares issuable upon exercise of the Warrants occurs pursuant to subsection 2(a) as a result of the fixing by the Company of a record date for the distribution of securities exchangeable for or convertible into Common Shares, the number of Common Shares to which the Holder is entitled on the exercise of the Warrants shall be readjusted immediately after the expiration of any relevant exchange or conversion right to the number of Common Shares to which the Holder is entitled on the exercise of the Warrants which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiration.

(b)	If and whenever at any time after the date hereof and prior to the Expiry Date, the Company proposes to issue to all or substantially all the holders of Common Shares rights, options or warrants under which such holders are entitled, during a period expiring not more than 45 days after the record date for such issue (the “Rights Period”), to subscribe for or purchase Common Shares, or securities exchangeable for or convertible into Common Shares, at a price per share to the holder (or at an exchange or conversion price per share to the holder in the case of securities exchangeable for or convertible into Common shares) of less than 95% of the Current Market Price for the Common Shares on such record date (any of such events being called a “Rights Offering”), then the Exchange Basis will be adjusted effective immediately after the record date for the Rights Offering by multiplying the Exchange Basis in effect immediately prior to such record date by a fraction:

(i)	the numerator of which will be the number of Common Shares which would be outstanding after giving effect to the Rights Offering (assuming the exercise of all of the rights, warrants or options under the Rights Offering and assuming the exchange or conversion into Common Shares of all exchangeable or convertible securities issued upon exercise of such rights, warrants or options, if any), and

(ii)	the denominator of which will be the aggregate of:

(A)	the number of Common Shares outstanding as of the record date for the Rights Offering; and

(B)	a number determined by dividing

(1)	the amount equal to the aggregate consideration payable by such holders upon the exercise of all of the rights, warrants and options under the Rights Offering plus the aggregate consideration, if any, payable on the exchange or conversion of the exchangeable or convertible securities issued upon exercise of such rights, warrants or options (assuming the exercise of all rights, warrants and options under the Rights Offering and assuming the exchange or conversion into Common Shares of all exchangeable or convertible securities issued upon exercise of such rights, warrants and options);

by

(2)	the Current Market Price of the Common Shares as of the record date for the Rights Offering.

The resulting product, adjusted to the nearest 1/100th, will thereafter be the Exchange Basis until further adjusted in accordance with this section 2, If, at the date of expiry of the rights, options or warrants subject to the Rights Offering, less than all the rights, options or warrants have been exercised, then the Exchange Basis will be readjusted effective immediately after such date of expiry to the Exchange Basis which would have been in effect on such date of expiry as if the only rights, options or warrants that had been issued in the Rights Offering were those that had been exercised. If at the date of expiry of the rights of exchange or conversion of any securities issued pursuant to the Rights Offering, less than all of such securities have been exchanged or converted into Common Shares, then the Exchange Basis will be readjusted effective immediately after such date of expiry to the Exchange Basis which would have been in effect on such date of expiry as if the only exchangeable or convertible securities that had been issued in the Rights Offering were those that were exchanged for or converted into Common Shares.

(c)	If and whenever at any time after the date hereof and prior to the Expiry Date the Company proposes to fix a record date for the issue or distribution to all or substantially all the holders of the Common Shares of:

(i)	shares of the Company of any class other than Common Shares;

(ii)	rights, options or warrants (other than rights, options or warrants issued pursuant to a Rights Offering) to acquire Common Shares or securities exchangeable for or convertible into Common Shares;

(iii)	evidences of indebtedness; or

(iv)	any cash, property or other assets;

and if such issuance or distribution does not constitute a Common Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a “Special Distribution”), the Exchange Basis will be adjusted effective immediately after the record date for the Special Distribution by multiplying the Exchange Basis in effect on such record date by a fraction:

(v)	the numerator of which will be the number of Common Shares outstanding on such record date multiplied by the Current Market Price of the Common Shares on such record date, and

(vi)	the denominator of which will be:

(A)	the product of the number of Common Shares outstanding on such record date and the Current Market Price of the Common Shares on such record date, less

(B)	the fair market value, as determined by action by the directors of the Company, acting reasonably and in good faith (whose determination will be conclusive), subject to the prior written consent of each Principal Securities Exchange (to the extent required by the rules and regulations thereof), to the holders of the Common Shares of the shares, rights, options, warrants, evidences of indebtedness or property or other assets issued or distributed in the Special Distribution, provided that no such adjustment will be made if the result of such adjustment would be to decrease the Exchange Basis in effect immediately before such record date. The resulting product, adjusted to the nearest 1/100th, will thereafter be the Exchange Basis until further adjusted as provided in this section 2.

(d)	If and whenever at any time after the date hereof and prior to the Expiry Date there will be a reclassification of Common Shares at any time outstanding or change of the Common Shares into other shares or into other securities (other than a Common Share Reorganization), or a consolidation, amalgamation, plan of arrangement or merger of the Company with or into any other corporation or other entity (other than a consolidation, amalgamation, plan of arrangement or merger which does not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into other shares), or a transfer (other than to a wholly-owned subsidiary of the Company) of the undertaking or assets of the Company as an entirety or substantially as an entirety to another corporation or other entity (any of such events being herein called a “Capital Reorganization”), the Holder upon exercising his right to receive Common Shares pursuant to the terms of this Warrant Certificate will be entitled to receive, and will accept in lieu of the number of Common Shares to which such holder was theretofore entitled upon such exercise, the aggregate number of shares, other securities or other property (including cash) which the Holder would have been entitled to receive as result of such Capital Reorganization if, on the effective date or record date thereof, as the case may be, the Holder had been the registered holder of the number of Common Shares to which such Holder was theretofore entitled upon exercise.

(e)	Any adjustment of the Exchange Basis pursuant to subsections 2(a), (b), (c) and (d) above, including any readjustment, will include a corresponding adjustment to the Exercise Price which will be calculated by multiplying the Exercise Price by a fraction: (i) the numerator of which will be the Exchange Basis prior to the adjustment, and (ii) the denominator of which will be the Exchange Basis after the adjustment.

(f)	Forthwith upon the occurrence of any of the events referred to in the preceding subsections 2(a), (b), and (d) above, the Company will give notice in writing to the Holder of the required adjustment, at the Holder’s address as written above.

2.	Rules Regarding Calculation of Adjustment of Exchange Basis

For the purposes of section 2:

(a)	The adjustments provided for in section 2 will be cumulative and such adjustments will be made successively whenever an event referred to therein will occur, subject to the following subsections of this section 3.

(b)	If the purchase price provided for in any Rights Offering (the “Rights Offering Price”) is decreased, the Exchange Basis will forthwith be changed so as to increase the Exchange Basis to such Exchange Basis as would have been obtained had the adjustment to the Exchange Basis made pursuant to subsection 2(b) upon the issuance of such Rights Offering been made upon the basis of the Rights Offering Price as so decreased, provided that the provisions of this subsection shall not apply to any decrease in the Rights Offering Price resulting from provisions in any such Rights Offering designed to prevent dilution if the event giving rise to such decrease in the Rights Offering Price itself requires an adjustment to the Exchange Basis pursuant to the provisions of section 2.

(c)	No adjustment in the Exchange Basis will be required unless such adjustment would result in a change to the then prevailing Exercise Price of at least 1% or of at least one-one hundredth of a Common Share based on the prevailing Exchange Basis provided, however, that any adjustments which, except for the provisions of this subsection would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustment.

(d)	No adjustment in the Exchange Basis will be made in respect of any event described in section 2, other than the events referred to in clauses (ii) and (iii) of subsection (a) thereof, if the Holder is entitled to participate in such event on the same terms, mutatis mutandis, as if the Holder had exercised its Warrants prior to or on the effective date or record date of such event.

(e)	No adjustment in the Exchange Basis will be made pursuant to section 2 in respect of the issue from time to time of Common Shares purchasable on exercise of the Warrants, or directors’, officers’, employees’ or service providers’ stock options granted under the Company’s stock option plan.

(f)	If a dispute at any time arises with respect to adjustments provided for in section 2, such dispute will, absent manifest error, be conclusively determined by the Company’s auditors, or if they are unable or unwilling to act, by such other firm of independent chartered professional accountants as may be selected by the directors and any further determination, absent manifest error, will be binding upon the Company and the Holder.

(g)	If the Company sets a record date to determine the holders of the Common Shares for the purpose of entitling them to receive any dividend or distribution or any subscription or purchase rights and thereafter and before the distribution to such shareholders of any such dividend, distribution, or subscription or purchase rights legally abandons its plan to pay or deliver such dividend, distribution, or subscription or purchase rights, then no adjustment in the Exchange Basis will be required by reason of the setting of such record date.

(h)	In the absence of a resolution of the directors fixing a record date for a Rights Offering or Special Distribution, the Company will be deemed to have fixed as the record date therefor the date on which the Rights Offering or Special Distribution is effected.

(i)	As a condition precedent to the taking of any action which would require any adjustment pursuant to Section 2 hereof, the Company will take any action which may, in the opinion of counsel, be necessary in order that the Company have unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the shares or other securities which the Holder is entitled to receive on the exercise the Warrants.

(j)	If the Company, after the date hereof, proposes to take any action affecting any Common Shares, other than action described in section 2, which in the opinion of the directors acting reasonably and in good faith would materially affect the rights of Holder, the Exchange Basis will be adjusted in such manner, if any, and at such time, as the directors, in their sole discretion acting reasonably and in good faith, may determine to be equitable in the circumstances. Failure of the taking of action by the directors so as to provide for an adjustment in the Exchange Basis prior to the effective date of any action by the Company affecting the Common Shares will be conclusive evidence that the directors have determined that it is equitable to make no adjustment in the circumstances.

(k)	In any case in which Section 2 shall require that an adjustment shall become effective immediately after a record date for or an effective date of an event referred to therein, the Company may defer, until the occurrence and consummation of such event, issuing to the Holder for any Warrants exercised after such record date or effective date and before the occurrence and consummation of such event the additional Common Shares or other securities or property issuable upon such exercise by reason of the adjustment required by such event, provided, however, that the Company will deliver to the Holder an appropriate instrument evidencing the Holder’s right to receive such additional Common Shares or other securities or property upon the occurrence and consummation of such event and the right to receive any dividend or other distribution in respect of such additional Common Shares or other securities or property declared in favor of the Holder of record of Common Shares or such other securities or property on or after the date of exercise of the Warrants or such later date as the Holder would, but for the provisions of this subsection (k), have become the holder of record of such additional Common Shares or such other securities or property pursuant to such exercise.

(l)	Any adjustments to the Exchange Basis and the Exercise Price pursuant to this Warrant Certificate shall be subject to the prior approval, if required of the Principal Securities Exchange.

3.	The Warrants represented by this Warrant Certificate will not entitle the Holder to any rights as a shareholder of the Company, including without limitation, voting rights.

4.	The Warrants evidenced by this Warrant Certificate may be transferred only on the register kept at the offices of the Company and in accordance with applicable laws and upon compliance with the conditions herein by the Holder or the Holder’s legal representatives or attorney duly appointed by an instrument in writing in form and execution satisfactory to the Company and upon due execution by the Holder and its transferee of the transfer and acknowledgement in the form attached hereto and upon compliance with such reasonable requirements as the Company may prescribe.

5.	The Company will not be required to issue fractional Common Shares in satisfaction of its obligations hereunder. If any fractional interest in a Common Share would be deliverable upon the exercise of a Warrant, the Company will, in lieu of delivering the fractional Common Share, satisfy the right to receive such fractional interest by payment to the Holder of an amount in cash equal (computed in the case of a fraction of a cent to the next lower cent) to the value of the right to acquire such fractional interest on the basis of the Current Market Price of the Common Shares on the date of exercise as calculated in accordance with the provisions of Section 2 hereof.

6.	Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate and, if requested by the Company, upon delivery of a bond of indemnity satisfactory to the Company (or, in the case of mutilation, upon surrender of this Warrant Certificate) and the Company’s reasonable charges, the Company will issue to the Holder a replacement certificate (containing the same terms and conditions as this Warrant Certificate).

7.	This Warrant Certificate may not be exercised in the United States or by or on behalf of, or for the account of, a “U.S. Person”, as such term is defined in Regulation S promulgated by the United States Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act, unless an exemption from registration is available under the U.S. Securities Act and any applicable state securities laws and the Company has received an opinion of counsel to such effect in form and substance reasonably satisfactory to the Company; provided that a holder who is an “accredited investor,” as defined in Rule 501(a) of Regulation D promulgated by the SEC under the U.S. Securities Act, at the time of exercise of this Warrant Certificate and that purchased units comprised of Common Shares and Warrants in the Company’s private placement of units in the United States and to U.S. Persons (and was an “accredited investor” at the time of such purchase) will not be required to deliver an opinion of counsel in connection with the exercise of this Warrant Certificate.

8.	If the Holder is located in the United States or is a U.S. Person, the certificates representing the Common Shares issuable upon exercise of the Warrants represented by this Warrant Certificate shall bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR ANY STATE SECURITIES LAWS OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS; (C) IN ACCORDANCE WITH THE EXEMPTIONS FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF APPLICABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (D) WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY (WHICH WILL BE DELIVERED PROMPTLY AND WILL NOT BE UNREASONABLY WITHHELD, BUT WHICH MAY BE CONDITIONAL ON DELIVERY OF A LEGAL OPINION OF COUNSEL OF RECOGNIZED STANDING OR OTHER EVIDENCE IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY), PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”,

provided that if any of the Common Shares are being resold under paragraph (B) of the legend above, and provided that the Company is a “foreign issuer” within the meaning of Regulation S at the time of sale, the legend set forth above may be removed by providing a declaration to TMX Trust Company, as registrar and transfer agent of the Company, to the effect set forth in the form attached hereto (or as the Company may prescribe from time to time in order to comply with changes in applicable law or requirements of the Company’s transfer agent), together with any other evidence required by TMX Trust Company to be delivered, and provided, further, that, if any of the Common Shares are being resold pursuant to Rule 144 under the U.S. Securities Act, the legend may be removed by delivery to the registrar and transfer agent and the Company of an opinion of counsel of recognized standing reasonably satisfactory to the Company that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

In addition, any certificates representing Common Shares issuable upon exercise of the Warrants represented by this Warrant Certificate issued PRIOR TO [•]. shall bear the following legends:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [•].

9.	Time shall be of the essence hereof.

10.	This Warrant Certificate shall be construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein and will be treated in all respects as a British Columbia contract.

IN WITNESS WHEREOF FAR RESOURCES LTD. Has caused this Warrant Certificate to be signed by its duly authorized officer this 2nd day of December 2021.

FAR RESOURCES LTD.

Per:
Authorized Signatory

The digital signature above shall be deemed to constitute an original signature to this Warrant Certificate.

THIS WARRANT CERTIFICATE MAY BE DELIVERED BY FACSIMILE, BY E-MAIL IN PDF, OR OTHER LEGALLY PERMISSAIBLE ELECTRONIC SIGNATURE, AND EACH OF WHICH WILL BE DEEMED TO BE AN ORIGINAL, AND ALL OF WHICH TOGETHER WILL BE DEEMED TO BE ONE AND THE SAME DOCUMENT.

FORM OF DECLARATION FOR REMOVAL OF U.S. LEGEND

TO:	TSX TRUST COMPANY as registrar and transfer agent for the Common Shares of FAR RESOURCES LTD. 650 West Georgia Street, Suite 2700 Vancouver, B.C. V6B 4N9

The undersigned (a) acknowledges that the sale of the securities of FAR RESOURCES LTD. (the “Company”) to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) and (b) certifies that (1) the undersigned is not an affiliate of the Company (as that term is defined in Rule 405 under the U.S. Securities Act), (2) the offer of such securities was not or will not be made to a person in the United States or to a U.S. person and either (A) at the time the buy order was originated, the buyer was outside the United States and was not a U.S. person, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States and was not a U.S. person, or (B) the transaction will be executed in, on or through the facilities of the TSX Venture Exchange, the Toronto Stock Exchange or other acceptable Canadian stock exchange and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States or a U.S. person, (3) neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities, (4) the sale will be bona fide and not for the purpose of “washing off’ the resale restrictions imposed because the securities are “restricted securities” (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act) and (5) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S under the U.S. Securities Act, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

Dated:
Name of Seller

By:
Name:
Title:

Affirmation by Seller’s Broker-Dealer

We have read the foregoing representations of our customer, ______________________________ (the “Seller”), dated _______________________, with regard to our sale, for such Seller’s account, of the ___________________ Shares, represented by certificate number ______________________ (the “Shares”), of the Company described therein, and on behalf of ourselves we certify and affirm that (A) we have no knowledge that the transaction had been prearranged with a buyer in the United States, (B) the transaction will be executed on or through the facilities of the TSX Venture Exchange, the Toronto Stock Exchange or other acceptable Canadian stock exchange and (C) neither we, nor any person acting on our behalf, have engaged or will engage in any directed selling efforts in connection with the offer and sale of such Securities. Terms used herein have the meanings given to them by Regulation S.

Name of Firm	Dated

By:
Authorized officer

APPENDIX “A”

TRANSFER OF WARRANTS

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______________________________________________________________________________ of ___________________________________________________________________________ Warrants of Far Resources Ltd. (the “Company”) registered in the name of the undersigned on the register of the Company maintained therefor.

Dated the _______day of _________________, 20 ___.

Signature of Transferor guaranteed by:

Name of Bank, Trust Corporation,	Signature of Transferor
Brokerage House or Medallion Program
Institution:
Address of Transferor

(Note: The signature to this transfer must correspond with the name written upon the face of this Warrant Certificate in every particular without any changes whatsoever.)

THE UNDERSIGNED hereby agrees to observe and be bound by the terms and conditions of this Warrant Certificate dated the 29th, December 2021.

Signature of Transferor guaranteed by:

Name of Bank, Trust Corporation,	Signature of Transferor
Brokerage House or Medallion Program
Institution:
Address of Transferee

SUBSCRIPTION FORM

To:	FAR RESOURCES LTD. (the “Company”) 510-580 Hornby Street Vancouver, BC, V6C 3B6

Terms used herein but not otherwise defined have the meanings ascribed thereto in the attached Warrant Certificate. The undersigned hereby subscribes for the number of Common Shares indicated below pursuant to the terms of the Warrant Certificate, and encloses full payment of the purchase price for the number of Common Shares indicated by way of certified cheque, bank draft or money order or has transmitted good same day funds by wire payable to or to the order of the Company.

Full Name	Address	Number of Shares	Payment Enclosed

(Please print. If securities are issued to a person other than the Holder, the Holder must pay to the Company all eligible taxes and the signature of the Holder must be guaranteed by an eligible guarantor institution with membership in an approved signature guarantee medallion program.)

The undersigned represents, warrants and certifies as follows (only one of the following must be checked):

A.☐☐	The undersigned holder (a) at the time of exercise of these Warrants is not in the United States or exercising the Warrants on behalf of a person in the United States, (b) is not a “U.S. person” (a “U.S. Person”), as such term is defined in Regulation S under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), and is not exercising such securities on behalf of a U.S. Person, and (c) did not execute or deliver this Subscription Form in the United States; or

B.☐☐	The undersigned holder (a) acquired the Warrants directly from the Company for its own account or the account of another “accredited investor” (an “Accredited Investor”), as such term is defined in Rule 501(a) of Regulation D under the U.S. Securities Act, pursuant to the purchase of units (“Units”) comprised of Common Shares and Warrants in the Company’s private placement of Units in the United States and to U.S. Persons; (b) is exercising the Warrants solely for its own account or the account of such other Accredited Investor; (c) was an Accredited Investor, both on the date the Units were purchased from the Company and on the date of the exercise of the Warrants and (d) if the Warrants are being exercised on behalf of another person, represents, warrants and certifies such person was an Accredited Investor, both on the date the Units were purchased from the Company and on the date of the exercise of the Warrants; or

C.☐☐	The undersigned holder has delivered to the Company either a duly completed U.S. Accredited Investor Certificate, in a form acceptable to the Company, confirming that it is an Accredited Investor or a written opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company to the effect that an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws is available for the issuance of the Common Shares.

The undersigned holder understands that unless Box A above is checked, the certificate representing the Common Shares will bear a legend restricting transfer without registration under the U.S. Securities Act and applicable state securities laws unless an exemption from registration is available.

Certificates representing securities will not be registered or delivered to an address in the United States unless Box B or C above is checked.

If Box C is checked, any opinion tendered must be in form and substance satisfactory to the Company. Holders planning to deliver an opinion of counsel in connection with any exercise should contact the Company in advance to determine whether any opinions to be tendered will be acceptable to the Company.

DATED at ___________________ this ________ day of _______________, 20___.

Signature of Guarantor (if required)	Signature of Holder

Full Name of Holder

Address of Holder

The signature of the registered Holder must correspond with the names as written upon the face of the Warrant Certificate in every particular without alteration or any change whatsoever.

☐	Please check this box if the securities are to be delivered at the office where these Warrants are surrendered, failing which the securities will be mailed.